Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Dais Analytic Corporation

Odessa, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2010, relating to the financial statements of Dais Analytic Corporation, which are contained in that Prospectus.

We also consent to the reference to us under the caption “interests of Named Experts and Counsel” in the Prospectus.

/s/ Cross, Fernandez & Riley, LLP
Cross, Fernandez & Riley, LLP
Tampa, Florida

June 22, 2010